QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 9, 2018 relating to the consolidated financial statements of PennyMac Financial Services, Inc., and the effectiveness of PennyMac Financial Services, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of PennyMac Financial Services, Inc. for the year ended December 31, 2017, and to the reference to us under the heading "Experts" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
August 2, 2018

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM